Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS
RESULTS FOR 2014 SECOND QUARTER

● Revenues increased 2% to $781 million, with International revenues increasing 7% and
Americas declining 5%
● OIBDAN1 was down 3% to $197 million, with Americas declining 8% and International increasing 5%
----------------

San Antonio, July 23, 2014 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the second quarter ended June 30, 2014.

“We are continuing to make progress across our Outdoor businesses, engaging global consumers more deeply than ever with the industry’s most advanced solutions and initiatives,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc. “At last month’s Cannes Lions International Festival of Creativity, William Eccleshare and our Clear Channel Outdoor team represented their groundbreaking vision and innovation to the leadership of the world’s biggest global brands and agencies in advertising, creative and media.  We were especially proud to see our recent innovative work with partners earn well-deserved international industry recognition, including Clear Channel UK’s collaborative work with British Airways to create its digital out-of-home campaign, which earned nine awards.”

“Our International business delivered standout growth of 7% in revenues and 5% in OIBDAN during the quarter, with continued momentum in Western Europe, as well as China and Brazil,” said Chief Executive Officer William Eccleshare.  “The growth of our local advertising business in the Americas was strong, and we are refocusing national sales operations to fully capitalize on growing demand for out-of-home advertising in the US.”

“At the recent Cannes Lions Advertising Festival, we had an unprecedented display of our digital and mobile capabilities, showcasing work by leading global brands and agencies with high-profile displays, including the world’s biggest-ever rooftop HD digital screen,” Eccleshare added.  “We are also delighted to have entered into a pioneering multi-year partnership with China’s BlueFocus Communications Group to promote prominent Chinese brands to American consumers in Times Square and major American airports. This is a great example of how we’re able to bring together brands and advertisers with world class inventory.”

Second Quarter 2014 Results

Consolidated revenues increased $14 million, or 2%, to $781 million in the second quarter of 2014 compared to $767 million in the same period of 2013.  Excluding the effects of movements in foreign exchange rates, revenues increased $4 million or less than 1%.

●
Americas revenue decreased $16 million, or 5%, (or $15 million excluding foreign exchange impacts) driven mainly by lower national account revenues, the nonrenewal of certain airport contracts and lower revenues in our Los Angeles market as a result of our digital boards that became inactive in April 2013.

●
International revenue increased $30 million, or 7%, (or $19 million excluding foreign exchange impacts) primarily driven by revenue growth in western Europe including Italy, due to a new airport contract in Rome, as well as other countries such as Sweden, France and the UK. Revenue in emerging markets also increased, including in Brazil where revenue growth was driven by digital advertising and the FIFA World Cup, and in China as a result of new contracts.

The Company’s OIBDAN1 was down 3%, or $6 million, to $197 million for the three months ended June 30, 2014, compared to $203 million for the same period of 2013.  Included in the 2014 second quarter OIBDAN of $197 million were $3 million and $6 million of operating and corporate expenses, respectively, associated with the Company’s strategic revenue and efficiency initiatives to attract additional advertising dollars to its businesses and improve operating efficiencies.  OIBDAN for the three months ended June 30, 2013 included $10 million of such operating expenses.

The Company’s consolidated EBITDA, as defined under the CCWH Senior Notes indenture, was $763 million for the preceding twelve months ended June 30, 2014, down 4% compared to the same period of 2013.

The consolidated net income attributable to the Company was $51 million in the second quarter of 2014 compared to consolidated net income attributable to the Company of $9 million in the same period of 2013.

Key Highlights

The Company’s recent key highlights include:

●
Installed nearly 400 new digital displays in international markets for an end of quarter total of more than 4,100 displays and 27 new digital billboards in the U.S. for an end of quarter total of 1,107 across 39 markets.

●
Partnered with Monster Media, an interactive technology pioneer and designer of award-winning digital out-of-home advertising solutions, to launch a nationwide network of interactive charging stations in major U.S. airports that will service smartphones, tablet computers and laptops.  Starting with Hartsfield-Jackson Atlanta International Airport, Chicago O’Hare International Airport and Dallas/Fort Worth International Airport, the interactive charging station network will help advertisers to reach the busy traveler demographic in a new and exciting way with touch-enabled LCD screens embedded in the stations.

●
Expanded Outdoor Connect to 29 markets in North America, building on the successful global launch of Connect in the first quarter. Connect enables national and regional advertisers to reach mobile consumers at scale by turning pedestrian accessible inventory into interactive environments where a consumer can use a smartphone to engage in various brand experiences from couponing to social media interaction and games.

●
Won a 10-year contract to provide a comprehensive advertising program for Billy Bishop Toronto City Airport’s passenger terminal.  With Toronto Pearson, Vancouver International and Canadian Regional Airports already in its portfolio, Clear Channel is in the unique position to help brands reach nearly two-thirds of passengers travelling annually through Canadian airports.

●
Announced a groundbreaking, multi-year deal with BlueFocus Communications Group to promote prominent Chinese brands to American consumers via digital out-of-home media in Times Square and in major U.S. airports, starting with San Francisco International Airport.

●
Showcased the powerful combination of Out-Of-Home and Mobile advertising at Cannes Lions International Festival of Creativity, using the world’s largest rooftop digital screen and interactive digital totems.  British Airways’ digital out of home campaign “The Magic of Flying” – on which Clear Channel UK was a key collaborator – earned nine awards, including the Direct Lions Grand Prix and a Gold Lions in the Outdoor category.  Another winning campaign – to which International contributed – was Apotek Hjartat’s “Blowing in the Wind,” which used motion sensor technology to detect incoming metro trains in the Stockholm subway and trigger an on-screen creative showing a model’s rippling hair. Clear Channel Outdoor also displayed the 2014 Outdoor Lions winners and a giant mobile interactive soccer game.

●
Simulcasted the 2014 Tony Awards® in Times Square in partnership with the Times Square Alliance and the City of New York for the sixth straight year, with Clear Channel Spectacolor as an official media partner of the awards.

●
Appointed Andrew Morley, former Head of Motorola at Google in the UK and Ireland, as new CEO of Clear Channel’s UK business.  He replaces Matthew Dearden, who has been promoted to President of Clear Channel Europe.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
Revenue1
Americas	319,147	335,025	(5%)	587,904	621,486	(5%)
International	462,058	431,846	7%	828,552	795,595	4%
Consolidated revenue	$781,205	$766,871	2%	$1,416,456	$1,417,081	(0%)

Operating expenses1,2
Americas	192,154	196,934	(2%)	376,554	388,197	(3%)
International	361,261	335,644	8%	691,324	670,133	3%
Consolidated operating expenses	$553,415	$532,578	4%	$1,067,878	$1,058,330	1%

OIBDAN1
Americas	126,993	138,091	(8%)	211,350	233,289	(9%)
International	100,797	96,202	5%	137,228	125,462	9%
Corporate1	(31,093)	(31,558)		(59,780)	(57,721)
Consolidated OIBDAN	$196,697	$202,735	(3%)	$288,798	$301,030	(4%)

Certain prior period amounts have been reclassified to conform to the 2014 presentation of financials throughout the press release.

1
See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income; (ii) revenues excluding the effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2	The Company’s operating expenses include direct operating and SG&A expenses.

Americas

Americas revenue decreased $16 million, or 5%, (or $15 million excluding foreign exchange impacts) compared to the same period of 2013, primarily driven by lower national account revenues, the nonrenewal of certain airport contracts and lower revenues in our Los Angeles market as a result of our digital boards that became inactive in April 2013. Lower spending by national accounts negatively impacted rates for our billboards and posters.

Operating expenses decreased $5 million (or $4 million excluding foreign exchange impacts) during the second quarter of 2014 versus the same period in 2013. Driving this decline were lower variable site lease and commission expenses resulting from lower revenues. Site lease expenses were lower due to the nonrenewal of certain airport contracts. Legal expense related to the Los Angeles litigation was also lower.

OIBDAN declined $11 million, or 8%, to $127 million in the second quarter of 2014.

International

International revenue increased $30 million, or 7%, (or $19 million excluding foreign exchange impacts) compared to the same period of 2013, primarily driven by revenue growth in western Europe including Italy, due to a new airport contract in Rome, as well as other countries such as Sweden, France and the UK. Revenue in emerging markets also increased, including in Brazil where revenue growth was driven by digital advertising and the FIFA World Cup, and in China as a result of new contracts.

Operating expenses increased $26 million (or $16 million excluding foreign exchange impacts) during the second quarter of 2014 versus the same period in 2013, primarily driven by costs related to new contracts, including the Rome airport contract, higher compensation related to higher revenues, as well as higher legal expenses.

OIBDAN was up $5 million, or 5%, to $101 million in the second quarter of 2014.

Conference Call

The Company, along with its parent company, CC Media Holdings, Inc., will host a conference call to discuss results on July 23, 2014 at 8:30 a.m. Eastern Time.  The conference call number is (800) 260-0712 (U.S. callers) and (612) 288-0318 (International callers) and the passcode for both is 332123.   A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  After the live conference call, a replay will be available for 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 332123.  An archive of the webcast will be available beginning 24 hours after the call for 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013		2014	2013
Revenue	$781,205	$	$ 766,871	$1,416,456	$	$ 1,417,081
Operating expenses:
Direct operating expenses	413,144		399,558	794,657		785,749
Selling, general and administrative expenses	140,271		133,020	273,221		272,581
Corporate expenses	33,333		33,892	64,030		61,716
Depreciation and amortization	98,726		97,566	197,467		197,893
Other operating income, net	247		3,697	2,901		5,800
Operating income	95,978		106,532	89,982		104,942
Interest expense	88,212		88,063	177,473		176,156
Interest income on Due from Clear Channel Communications	15,227		12,496	29,900		24,416
Equity in earnings (loss) of nonconsolidated affiliates	327		169	(409)		(316)
Other income (expense), net	11,983		(310)	13,880		(1,217)
Income (loss) before income taxes	35,303		30,824	(44,120)		(48,331)
Income tax benefit (expense)	24,820		(12,094)	7,875		(7,088)
Consolidated net income (loss)	60,123		18,730	(36,245)		(55,419)
Less: Amount attributable to noncontrolling interest	9,086		9,822	9,588		9,951
Net income (loss) attributable to the Company	$51,037	$	$ 8,908	$(45,833)	$	$ (65,370)

For the three months ended June 30, 2014, foreign exchange rate movements increased the Company’s revenues by $11 million and raised direct operating and SG&A expenses by $9 million.  For the six months ended June 30, 2014, foreign exchange rate movements increased the Company’s revenues by $11 million and raised direct operating and SG&A expenses by $9 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2014 and December 31, 2013:

(In millions)	June 30,	December 31,
	2014	2013
Cash and Cash Equivalents	$226.0	$314.5
Total Current Assets	1,185.1	1,238.4
Net Property, Plant and Equipment	2,007.9	2,081.1
Due from Clear Channel Communications	950.2	879.1
Total Assets	6,669.8	6,759.4

Current Liabilities (excluding current portion of long-term debt)	756.3	757.6
Long-term Debt (including current portion of long-term debt)	4,934.7	4,935.4
Shareholder's Equity	103.3	160.1

TABLE 3 - Total Debt

At June 30, 2014 and December 31, 2013, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	June 30,	December 31,
	2014	2013
Clear Channel Worldwide Senior Notes:		$
6.5% Series A Senior Notes Due 2022	735.7	735.7
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other debt	16.2	17.1
Original issue discount	(6.5)	(6.7)
Total debt	4,934.7	4,935.4
Cash	226.0	314.5
Net Debt	4,708.7	4,620.9

The current portion of long-term debt was $15.1 million and $16.0 million as of June 30, 2014 and December 31, 2013, respectively.

Liquidity and Financial Position

For the six months ended June 30, 2014, cash provided by operating activities was $81 million, cash flow used for investing activities totalled $88 million, cash flow used for financing activities was $81 million, and the net effect of exchange rate changes on cash was less than $1 million.  The net decrease in cash was $89 million.

Capital expenditures were approximately $93 million for the six months ended June 30, 2014 compared to $80 million for the same period in 2013.

Consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.5:1 at June 30, 2014, and senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.6:1 at June 30, 2014.  As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $762.9 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following items: (i) costs incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses; (iii) non-cash charges; and (iv) various other items.

The following table reflects a reconciliation of EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the year ended June 30, 2014:

(In millions) Note numbers may not sum due to rounding	Four Quarters Ended June 30, 2014
Consolidated EBITDA (as defined by the CCWH Senior Notes indentures)	$762.9
Less adjustments to consolidated EBITDA (as defined by the CCWH Senior Notes indentures):
Cost incurred in connection with closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(37.9)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in the CCWH Senior Notes indentures)	(17.0)
Non-cash charges	(22.6)
Other items	(6.4)
Less: Depreciation and amortization, Impairment charges, Other operating income (expenses), net, and Share- based compensation expense	(403.8)
Operating income	275.2
Plus: Depreciation and amortization, Impairment charges, Other operating income (expenses), net, and Share- based compensation expense	403.8
Less: interest expense	(354.1)
Plus: Interest income on Due from Clear Channel Communications	59.7
Less: Current income tax benefit	(29.3)
Less: Other income, net	16.1
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	(1.0)
Change in assets and liabilities, net of assets acquired and liabilities assumed	20.9
Net cash provided by operating activities	$391.3

On July 21, 2014, in accordance with the terms of its charter, a committee of the board of the Company (1) provided notice of its intent to demand $175 million outstanding under the revolving promissory note with Clear Channel Communications, Inc. on August 11, 2014 and (2) declared a special cash dividend in aggregate amount equal to $175 million, the payment of which is conditioned upon the satisfaction by Clear Channel of such demand, payable on August 11, 2014 to the Company’s stockholders of record as of August 4, 2014.  Following satisfaction of the demand, the balance outstanding under the note will be reduced by $175 million.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and six months ended June 30, 2014 and 2013.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense), net; Equity in loss of nonconsolidated affiliates; Interest expense; Interest income on Due from Clear Channel Communications; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.  In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2014 actual foreign revenues, expenses and OIBDAN at average 2013 foreign exchange rates) allows for comparison of operations independent of movements in foreign exchange rates.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net loss.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense), net	OIBDAN
Three Months Ended June 30, 2014
Americas	79,470	-	47,523	-	126,993
International	50,583	-	50,214	-	100,797
Corporate	(34,322)	2,240	989	-	(31,093)
Other operating income, net	247	-	-	(247)	-
Consolidated	$95,978	$2,240	$98,726	$(247)	$196,697

Three Months Ended June 30, 2013
Americas	91,050	-	47,041	-	138,091
International	46,272	-	49,930	-	96,202
Corporate	(34,487)	2,334	595	-	(31,558)
Other operating income, net	3,697	-	-	(3,697)	-
Consolidated	$106,532	$2,334	$97,566	$(3,697)	$202,735

Six Months Ended June 30, 2014
Americas	116,229	-	95,121	-	211,350
International	36,570	-	100,658	-	137,228
Corporate	(65,718)	4,250	1,688	-	(59,780)
Other operating income, net	2,901	-	-	(2,901)	-
Consolidated	$89,982	$4,250	$197,467	$(2,901)	$288,798

Six Months Ended June 30, 2013
Americas	137,563	-	95,726	-	233,289
International	24,539	-	100,923	-	125,462
Corporate	(62,960)	3,995	1,244	-	(57,721)
Other operating income, net	5,800	-	-	(5,800)	-
Consolidated	$104,942	$3,995	$197,893	$(5,800)	$301,030

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
Consolidated revenue	$781,205	$766,871	2%	$1,416,456	$1,417,081	(0%)
Excluding: Foreign exchange (increase) decrease	(10,512)	-		10,962	-
Revenue excluding effects of foreign exchange	$770,693	$766,871	0%	$1,427,418	$1,417,081	1%
Americas revenue	$319,147	$335,025	(5%)	$587,904	$621,486	(5%)
Excluding: Foreign exchange (increase) decrease	837	-		1,781	-
Americas revenue excluding effects of foreign exchange	$319,984	$335,025	(4%)	$589,685	$621,486	(5%)
International revenue	$462,058	$431,846	7%	$828,552	$795,595	4%
Excluding: Foreign exchange (increase) decrease	(11,349)	-		(12,743)	-
International revenue excluding effects of foreign exchange	$450,709	$431,846	4%	$815,809	$795,595	3%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
Consolidated expense	$553,415	$532,578	4%	$1,067,878	$1,058,330	1%
Excluding: Foreign exchange (increase) decrease	(8,801)	-		(8,614)	-
Consolidated expense excluding effects of foreign exchange	$544,614	$532,578	2%	$1,059,264	$1,058,330	0%
Americas expense	$192,154	$196,934	(2%)	$376,554	$388,197	(3%)
Excluding: Foreign exchange (increase) decrease	740	-		1,584	-
Americas expense excluding effects of foreign exchange	$192,894	$196,934	(2%)	$378,138	$388,197	(3%)
International expense	$361,261	$335,644	8%	$691,324	$670,133	3%
Excluding: Foreign exchange (increase) decrease	(9,541)	-		(10,198)	-
International expense excluding effects of foreign exchange	$351,720	$335,644	5%	$681,126	$670,133	2%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
Consolidated OIBDAN	$196,697	$202,735	(3%)	$288,798	$301,030	(4%)
Excluding: Foreign exchange (increase) decrease	(1,711)	-		(2,348)	-
OIBDAN excluding effects of foreign exchange	$194,986	$202,735	(4%)	$286,450	$301,030	(5%)
Americas OIBDAN	$126,993	$138,091	(8%)	$211,350	$233,289	(9%)
Excluding: Foreign exchange (increase) decrease	97	-		197	-
Americas OIBDAN excluding effects of foreign exchange	$127,090	$138,091	(8%)	$211,547	$233,289	(9%)
International OIBDAN	$100,797	$96,202	5%	$137,228	$125,462	9%
Excluding: Foreign exchange (increase) decrease	(1,808)	-		(2,545)	-
International OIBDAN excluding effects of foreign exchange	$98,989	$96,202	3%	$134,683	$125,462	7%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2014	2013	Change	2014	2013	Change
Corporate Expense	$33,333	$33,892	(2%)	$64,030	$61,716	4%
Less: Non-cash compensation expense	(2,240)	(2,334)		(4,250)	(3,995)
	$31,093	$31,558	(1%)	$59,780	$57,721	4%

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
OIBDAN	$196,697	$202,735	(3%)	$288,798	$301,030	(4%)
Non-cash compensation expense	2,240	2,334		4,250	3,995
Depreciation and amortization	98,726	97,566		197,467	197,893
Other operating income, net	247	3,697		2,901	5,800
Operating income	95,978	106,532		89,982	104,942
Interest expense	88,212	88,063		177,473	176,156
Interest income on Due from Clear Channel Communications	15,227	12,496		29,900	24,416
Equity in earnings (loss) of nonconsolidated affiliates	327	169		(409)	(316)
Other income (expense), net	11,983	(310)		13,880	(1,217)
Income (loss) before income taxes	35,303	30,824		(44,120)	(48,331)
Income tax benefit (expense)	24,820	(12,094)		7,875	(7,088)
Consolidated net income (loss)	60,123	18,730		(36,245)	(55,419)
Less: Amount attributable to noncontrolling interest	9,086	9,822		9,588	9,951
Net income (loss) attributable to the Company	$51,037	$8,908		$(45,833)	$(65,370)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 675,000 displays in over 40 countries across five continents, including 47 of the 50 largest markets in the United States.  Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers.  This includes a growing digital platform that now offers over 1,000 digital billboards across 39 U.S. markets.  Clear Channel Outdoor Holdings’ International segment operates in nearly 30 countries across Asia, Australia, Europe and Latin America in a wide variety of formats.  More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media
Wendy Goldberg
Executive Vice President – Communications
(212) 377-1105

Investors
Effie Epstein
Vice President – Planning and Investor Relations
(212) 377-1116

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; risks that we may not achieve or sustain anticipated cost savings; the impact of the Company’s substantial indebtedness, including the use of cash from operations and other liquidity-generating transactions to make payments on its indebtedness; and the Company’s relationship with Clear Channel Communications and the impact of the above and similar factors on Clear Channel Communications, the Company’s primary direct or indirect external source of capital.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.